UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 12, 2009, Accuride Corporation (“Accuride”) entered into a lease agreement with I-65 Corridor 1, L.L.C. (“I-65”) for property in Whitestown, Indiana (the “Lease”) by exchanging signature pages to the Lease.  Per its terms, the lease is effective January 5, 2009.  The term of the Lease is February 1, 2009 through June 1, 2019, unless Accuride elects to extend the term pursuant to a five (5) year renewal option provided in the Lease.  The rent for the first twelve (12) months of the term of the Lease is $83,416.67 per month; the rent for months thirteen (13) through sixteen (16) is $0.00/month; the rent for the months seventeen (17) through sixty-four (64) is $83,416.67 per month; and the rent for the remaining months of the lease, months sixty-five (65) through one hundred twenty four (124), is $95,550 per month.  A copy of the lease is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2009 the Compensation Committee of the Board of Directors of Accuride awarded David K. Armstrong its Senior Vice President/Chief Financial Officer a discretionary cash bonus in the amount of $50,000 and 40,000 fully vested shares of the Company’s Common Stock pursuant to the Company’s 2005 Incentive Award Plan.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                   Exhibits

99.1                             Agreement of Lease, effective as of January 5, 2009, by and between Accuride Corporation and I-65 Corridor 1, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	January 12, 2009
Stephen A. Martin
Vice President / General Counsel